EXHIBIT 23
                                   ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Energizer Holdings, Inc. (the "Company") of our report, dated February 17, 2000, appearing in the Company's Registration Statement on Form 10 under the Securities Exchange Act of 1934, filed on October 15, 1999, as amended on January 11, 2000, February 23, 2000 and March 16, 2000.



PRICEWATERHOUSECOOPERS  LLP

/s/  PricewaterhouseCoopers  LLP


St.  Louis,  Missouri
April  14,  2000